Number                         PREMIER AXIUM ASP, INC.                    Shares

                       INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
COMMON VOTING STOCK                 CUSIP 74047E 10 9
                                      PAR VALUE:             COMMON VOTING STOCK
                                                   FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT                 SPECIMEN

IS THE REGISTERED HOLDER OF


SHARES OF THE COMMON STOCK OF PREMIER AXIUM ASP, INC., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. WITNESS the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.


--- RESTRICTED LEGEND ON BACK---
                                                                Not Valid Unless
                                                     Initialed by Transfer Agent
                                                 By:          Authorized Initial
                                                     Madison Stock Transfer Inc.
                                                                   P. O. Box 145
                                                            Brooklyn, N.Y. 11229



CHRISTINE FAVARA            Premier Axium ASP, Inc.          TRACEY HAGGERTY
President/CEO                   CORPORATE SEAL                  Secretary
                                    NEVADA

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